UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2012, The WhiteWave Foods Company (“WhiteWave”) completed the initial public offering of 23,000,000 shares of its Class A common stock representing approximately 13.3% of the economic interest in, and 1.5% of the voting power of, its capital stock for a purchase price of $17.00 per share (the “IPO”). In addition, the underwriters in the IPO have an option to purchase up to an additional 3,450,000 shares of Class A common stock to cover over-allotments that expires on November 24, 2012. Prior to the IPO, WhiteWave was a wholly-owned subsidiary of Dean Foods Company (“Dean Foods”). Dean Foods continues to hold all of the outstanding Class B common stock of WhiteWave, which represents 86.7% of the economic interest in, and 98.5% of the voting power of, WhiteWave’s capital stock. WhiteWave owns substantially all of the assets and liabilities that comprise Dean Foods’ WhiteWave-Alpro business segment.

In connection with the IPO, Dean Foods and WhiteWave entered into certain agreements that govern various interim and ongoing relationships between the parties. These agreements, the material terms of which are summarized below, include a separation and distribution agreement, a transition services agreement, a tax matters agreement, a registration rights agreement and an employee matters agreement. Dean Foods will file each of the agreements described below as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2012.

Separation and Distribution Agreement

On October 25, 2012, Dean Foods, WhiteWave and WWF Operating Company, now a wholly owned subsidiary of WhiteWave (“WWF Operating Company”), entered into a separation and distribution agreement that contains the key terms of the separation of WhiteWave’s business from Dean Foods’ other businesses and the contribution by Dean Foods to WhiteWave of the capital stock of WWF Operating Company (the “contribution”), which, at the time of the contribution, held substantially all of the historical assets and liabilities related to WhiteWave’s business. The separation and distribution agreement also contains key provisions related to the IPO, as well as any potential spin-off or other disposition of WhiteWave’s common stock by Dean Foods.

Separation and Contribution

Overview. The separation and distribution agreement contains many of the key provisions relating to the separation of WhiteWave’s business from Dean Foods’ other businesses. The separation and distribution agreement describes generally certain asset transfers and assumptions of liabilities that resulted in WWF Operating Company owning substantially all of the assets, rights, and properties that comprise Dean Foods’ WhiteWave-Alpro segment (collectively, the “WhiteWave Business”), and WWF Operating Company becoming responsible for all liabilities and obligations arising out of or relating to the WhiteWave Business. The separation and distribution agreement also describes when and how the contribution of the shares of WWF Operating Company capital stock to WhiteWave would occur.

Spin-Off and Other Dispositions by Dean Foods

Overview. The separation and distribution agreement also governs the rights and obligations of Dean Foods and WhiteWave regarding any future spin-off or other disposition of WhiteWave’s common stock by Dean Foods. Although Dean Foods has disclosed that it intends to complete a spin-off or other disposition of WhiteWave’s common stock, there are various conditions to the completion of any such spin-off or other disposition. Consequently, there can be no assurance as to whether or when a spin-off or other disposition will occur.

Conditions to a spin-off. The separation and distribution agreement provides that a spin-off would be subject to several conditions that must be satisfied or waived by Dean Foods in its sole discretion, including:

•	the receipt of any government approvals and material consents necessary to consummate the spin-off;

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in the case of a tax-free spin-off, the receipt by Dean Foods of, at its option and in its sole and absolute discretion, a ruling by the IRS and/or an opinion from its tax counsel that the contribution, spin-off, and any equity-for-debt exchange, taken together, will qualify as a reorganization pursuant to which no gain or loss will be recognized by Dean Foods or its stockholders for U.S. federal income tax purposes under Sections 355, 361 and 368(a)(1)(D) and related provisions of the Code;

•	the absence of any order, injunction, decree, or regulation of any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off;

•	Dean Foods’ compliance, after giving effect to the spin-off on a pro forma basis, with all of the terms and conditions of the Dean Foods senior secured credit facility; and

•	the receipt by Dean Foods of such opinions from its financial advisor as the board of directors of Dean Foods may require.

Pursuant to the separation and distribution agreement, WhiteWave is required to cooperate with Dean Foods to accomplish the spin-off and, at the direction of Dean Foods, to promptly take any and all actions necessary or desirable to effect the spin-off.

Equity-for-debt exchanges. Under the separation and distribution agreement, Dean Foods is entitled to effect one or more equity-for-debt exchanges. To the extent an equity-for-debt exchange is structured as a private exchange that is not required to be registered under the Securities Act, WhiteWave will be obligated to enter into a registration rights agreement with those lenders on terms and conditions reasonably satisfactory to it.

Other dispositions and related matters. Subject to Dean Foods’ right not to complete a spin-off and its right to terminate the separation and distribution agreement prior to a spin-off, as described below, Dean Foods has agreed to:

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dispose of all of its shares of WhiteWave common stock through a spin-off and one or more equity-for-debt exchanges or other dispositions, in each case in accordance with any tax ruling or related supplemental ruling received by Dean Foods, any related ruling or supplemental ruling documents, any related opinion of tax counsel, and applicable securities laws;

•	consult in advance with WhiteWave regarding the terms, structure, and legal documents relating to any spin-off or other disposition; and

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obtain WhiteWave’s prior consent to any documentation relating to the spin-off, any equity-for-debt exchange, or other disposition to which WhiteWave is a party or pursuant to which it will have any potential liability (other than any de minimis liability), which consent WhiteWave may not unreasonably withhold, condition, or delay.

In addition, following any spin-off, Dean Foods must dispose of, or cause the disposition of, all of the shares of WhiteWave common stock then owned by Dean Foods or any of its subsidiaries (other than WhiteWave and its subsidiaries (each, a “Dean Foods Entity”), and until such time as the Dean Foods Entities, in the aggregate, own 7.5% or less of the then-outstanding shares of WhiteWave common stock, is permitted to effect such disposition only:

•	in a distribution to Dean Foods stockholders;

•	in an equity-for-debt exchange;

•	in an underwritten public offering;

•	in open-market transactions in accordance with Rule 144 of the Securities Act (“Rule 144”);

•	in a transfer to Dean Foods or a Dean Foods subsidiary; or

•	otherwise with WhiteWave’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Right not to complete spin-off; waiver of conditions. Dean Foods has the right not to complete a spin-off for any or no reason.

Covenants

WhiteWave has agreed that, for so long as Dean Foods beneficially owns at least 50% of the total voting power of its outstanding capital stock entitled to vote in the election of WhiteWave’s board of directors, WhiteWave will not (without Dean Foods’ prior written consent):

•	take any action that would limit the ability of Dean Foods to transfer its shares of WhiteWave common stock or limit the rights of any transferee of Dean Foods as a holder of WhiteWave common stock;

•

issue any shares of WhiteWave capital stock or any rights, warrants, or options to acquire WhiteWave common stock if this would cause Dean Foods to own less than 50% of the total voting power of WhiteWave’s outstanding capital stock entitled to vote in the election of WhiteWave’s board of directors; or

•	take any actions that could reasonably result in Dean Foods being in breach of or in default under any contract or agreement.

The separation and distribution agreement also provides, among other things, that, prior to the spin-off WhiteWave will not, without the prior written consent of the Executive Committee of the Dean Foods board of directors, incur any indebtedness, other than pursuant to the senior secured credit facilities that WhiteWave has entered into in connection with the IPO and other indebtedness identified in the separation and distribution agreement, amend WhiteWave’s senior secured credit facilities, or fail to comply in any material respect with all of the terms and conditions of WhiteWave’s senior secured credit facilities.

Access to Financial Information; Auditors and Audits; Annual Statements and Accounting

WhiteWave has agreed that, for so long as Dean Foods is required to consolidate WhiteWave’s results of operations and financial position for financial reporting purposes, WhiteWave will:

•	maintain disclosure controls and procedures and internal control over financial reporting as defined in the Securities Exchange Act of 1934;

•	maintain a fiscal year that commences and ends on the same dates on which Dean Foods’ fiscal year commences and ends;

•	for each monthly accounting period, use its commercially reasonable efforts to comply with Dean Foods’ financial reporting timeline;

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furnish to Dean Foods drafts of its quarterly and annual consolidated financial statements and SEC filings prior to their filing with the Securities and Exchange Commission (“SEC”) and, in accordance with Dean Foods’ budgeting timeline, copies of its annual and other budgets and financial projections;

•	consult with Dean Foods regarding the timing of WhiteWave’s annual and quarterly earnings releases and any interim financial guidance;

•	deliver to Dean Foods such other financial and other information that it reasonably requests with respect to WhiteWave’s business, properties, financial position, results of operations, and prospects;

•	ensure that information WhiteWave provides to Dean Foods or files with the SEC is consistent with Dean Foods’ accounting policies and practices;

•

cooperate with Dean Foods and use commercially reasonable efforts to cause WhiteWave’s auditors to cooperate with Dean Foods in the preparation of Dean Foods’ earnings or other press releases and SEC filings;

•	not change WhiteWave’s independent auditors without Dean Foods’ prior written consent, unless determined advisable by WhiteWave’s audit committee or otherwise required by law;

•

use WhiteWave’s commercially reasonable efforts to enable its independent auditors to complete their audit of WhiteWave’s financial statements in a timely manner to permit the timely preparation, printing, filing, and public dissemination of Dean Foods’ annual financial statements;

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use WhiteWave’s commercially reasonable efforts to provide Dean Foods, on a timely basis, all information that Dean Foods reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly financial statements;

•	authorize Dean Foods’ access to WhiteWave’s auditors;

•	provide Dean Foods’ internal auditors access to WhiteWave’s book and records;

•

notify and consult with Dean Foods regarding any changes to WhiteWave’s accounting principles and estimates used in the preparation of WhiteWave’s financial statements, not make any such change without Dean Foods’ prior written consent if such change would be required to be disclosed in Dean Foods’ filings with the SEC, and, if Dean Foods changes any of its accounting principles or estimates, consider in good faith any changes to WhiteWave’s accounting principles and estimates requested by Dean Foods to make WhiteWave’s accounting principles and estimates consistent with those of Dean Foods; and

•	notify Dean Foods of any deficiencies in, or violations of law in connection with, WhiteWave’s internal control over financial reporting.

WhiteWave has also agreed that, if the provisions described above cease to apply and for so long as Dean Foods is required to account for WhiteWave using the equity method of accounting, WhiteWave will:

•	maintain in effect at WhiteWave’s cost and expense adequate systems and controls to the extent necessary to enable Dean Foods to satisfy its reporting, accounting, audit, and other obligations; and

•

provide to Dean Foods (in such form as WhiteWave retains such information for its own use) all financial and other data and information as Dean Foods reasonably determines necessary or advisable in order to prepare its financial statements and reports or filings with any governmental authority.

Access to Information; Confidentiality

Under the separation and distribution agreement, for a specified period following the contribution, WhiteWave and Dean Foods will give each other access to any information within each other’s possession that the requesting party reasonably needs to comply with requirements imposed on the requesting party by a governmental authority, for use in any proceeding, or to satisfy audit, accounting, tax, or similar requirements, or to obtain insurance, or to comply with its obligations under the separation and distribution agreement or any ancillary agreement, subject to confidentiality and other restrictions. Each party providing access to information or witnesses under the separation and distribution agreement will be entitled to reimbursement for its reasonable, out-of-pocket costs and expenses.

Indemnification

Under the separation and distribution agreement, WhiteWave will indemnify Dean Foods from all losses suffered by Dean Foods or its representatives or affiliates arising out of or resulting from any of the following:

•	WhiteWave’s failure to pay, perform, or otherwise properly discharge the liabilities related to the WhiteWave Business;

•	the WhiteWave Business;

•	WhiteWave’s breach of any of the terms of the separation and distribution agreement or any of the other agreements between Dean Foods and WhiteWave; and

•

any untrue statement of a material fact or material omission in the prospectus relating to the IPO or any similar documents relating to the IPO or the transactions contemplated by the separation and distribution agreement, except to the extent that the misstatement or omission is part of any disclosure that relates exclusively to Dean Foods or the spin-off.

Dean Foods will indemnify WhiteWave for all losses suffered by WhiteWave arising out of or resulting from any of the following:

•	Dean Foods’ failure to pay, perform or otherwise properly discharge the liabilities related to its businesses other than the WhiteWave Business;

•	Dean Foods’ businesses other than the WhiteWave Business;

•	Dean Foods’ breach of any of the terms of the separation and distribution agreement or any of the other agreements between Dean Foods and WhiteWave’s; and

•

any untrue statement of a material fact or material omission in the prospectus relating to the IPO or any similar documents relating to the IPO or the transactions contemplated by the separation and distribution agreement to the extent that the misstatement or omission is part of any disclosure that relates exclusively to Dean Foods or the spin-off.

All indemnification amounts will be reduced by any insurance proceeds and other offsetting amounts recovered by the party entitled to indemnification, and no party will be liable to any other party for any special, incidental, indirect, collateral, consequential, or punitive damages or lost profits other than as reimbursement for such damages or lost profits paid to an unrelated party.

No Representations and Warranties

Pursuant to the separation and distribution agreement, neither party has made any representations or warranties regarding the assets conveyed by it or any other matters relating to its business or liabilities. All assets transferred under the separation and distribution agreement were transferred on an “as is, where is” basis, which means the recipient of the assets took the assets in the same condition that they were in when they were owned by the transferor.

Termination

The separation and distribution agreement may be terminated after the IPO by the mutual consent of Dean Foods and WhiteWave or may be terminated by Dean Foods at any time prior to a spin-off for any or no reason.

Expenses

In general, Dean Foods will be responsible for all fees, costs and expenses incurred by Dean Foods or WhiteWave, prior to completion of the IPO, in connection with the transactions contemplated by the separation and distribution agreement and, following completion of the IPO, WhiteWave and Dean Foods will each be responsible for its own fees, costs and expenses incurred in connection with the transactions contemplated by the separation and distribution agreement; however, WhiteWave has agreed to pay the underwriting discount in connection with the IPO and all fees, costs and expenses incurred in connection with the senior secured credit facilities that WhiteWave has entered into and described in Item 2.03 below.

Insurance Matters

Until the spin-off, Dean Foods has agreed to allow WhiteWave to participate in its directors’ and officers’ insurance program and, subject to insurance market conditions and other factors beyond Dean Foods’ control, to maintain for WhiteWave and its subsidiaries other policies of insurance that are comparable to those maintained generally for Dean Foods and its subsidiaries. WhiteWave has agreed to reimburse Dean Foods for all costs and expenses incurred by Dean Foods in connection with providing insurance coverage to WhiteWave and its subsidiaries in accordance with Dean Foods’ practice with respect to its business as of the contribution date, and WhiteWave also has agreed to reimburse Dean Foods for any incremental costs or expenses incurred by Dean Foods that are attributable to WhiteWave as a result of any changes to insurance policies that relate to WhiteWave.

Conduct of Business

In addition to the restrictions that have been imposed on WhiteWave pursuant to the tax matters agreement, described below, subject to certain exceptions, WhiteWave is prohibited, without Dean Foods’ prior consent, through the earlier of the date on which a spin-off occurs or the termination of the separation and distribution agreement, from acquiring certain other businesses or assets, disposing of certain of WhiteWave’s own assets (other than in the ordinary course of business), or acquiring certain equity interests in, or loaning any funds to, third parties.

Voting Proxy

Following a tax-free spin-off, any shares of Class B common stock beneficially owned by a Dean Foods Entity shall automatically convert into shares of Class A common stock. Dean Foods has agreed that, from and after any spin-off, it will grant an irrevocable proxy, to WhiteWave or its designees to vote, with respect to any matter as to which a holder of Class A common stock is entitled to vote, any shares of WhiteWave’s Class A common stock then held by any Dean Foods Entity:

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in the case of a proposal submitted for the approval of stockholders of WhiteWave by the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and the affirmative vote of a majority of the votes cast by the holders of the Class B common stock voting as separate classes, in proportion to the votes cast by the other holders of WhiteWave Class A common stock; and

•

in the case of a proposal submitted for the approval of the stockholders of WhiteWave by the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class B common stock voting together as a single class, in proportion to the votes cast by the other holders of WhiteWave Class A common stock and WhiteWave Class B common stock, taken as a whole.

The purpose and effect of the irrevocable voting proxy is to ensure that, from and after a tax-free spin-off of Class B common stock to the stockholders of Dean Foods, Dean Foods and the other Dean Foods Entities have no ability to influence the outcome of any matter as to which a holder of Class A common stock is entitled to vote, including any proposal to convert the then-outstanding Class B common stock into Class A common stock. Dean Foods agreed to grant the voting proxy in anticipation of requirements that the IRS may impose with respect to the conversion of Class B common stock following a tax-free spin-off of Class B common stock into Class A common stock.

This proxy will be automatically revoked as to any such shares of WhiteWave’s Class A common stock upon the transfer of such shares by a Dean Foods Entity to a third party.

Transition Services Agreement

On October 25, 2012, Dean Foods and WhiteWave entered into a transition services agreement pursuant to which WhiteWave will provide marketing, R&D, and other transitional services to Dean Foods and Dean Foods will provide transitional services to WhiteWave, including supply chain, information technology, legal, finance and accounting, human resources, risk management, tax, treasury, and other services. Dean Foods and WhiteWave also may provide each other with additional services that are identified in the future on such terms as WhiteWave and Dean Foods may mutually agree in writing. The transition services agreement generally provides for a fixed initial term for each service. Upon mutual written agreement of the parties, the term of any service may be extended beyond or shortened from that service’s initial term.

Neither party providing a service under the transition services agreement is obligated to perform any service in a volume or quantity that exceeds, on an annualized basis, 110% of the historical volumes or quantities of that service performed by it for the business of the recipient party during calendar year 2012 to date without reference to the transactions contemplated by the separation and distribution agreement, and neither party is required to prioritize or otherwise favor the recipient party over any third parties or any of the providing party’s business operations.

The transition services agreement will terminate upon the termination of the last remaining service then provided and may be terminated earlier by the mutual written agreement of the parties, by either party in the case of a material breach by the other party of the terms of the transition services agreement that remains uncured for a period of 30 days after written notice of such breach is delivered to the breaching party, by either party if the other party becomes insolvent or makes an assignment for the benefit of creditors or is placed in receivership, reorganization, liquidation or bankruptcy or by WhiteWave or Dean Foods (as applicable) if the ownership or control of the other party becomes vested in a competitor of WhiteWave or Dean Foods (as applicable).

Under the transition services agreement, during the initial term of any service, the provider of the service generally will charge the recipient party the providing party’s cost of providing that service plus reasonable fees and expenses paid to third parties in connection with the performance of such service. The recipient party will be responsible for any sales, use, excise, service, or similar taxes imposed on the provision of the services. All late payments will bear annualized interest at the prime rate plus 1.5% from the date such payments are due to the date of payment. If the party receiving a service requests that the term of the service be extended beyond its initial term, the fee charged during the extension term to the party receiving the service by the party providing that service will be as mutually agreed in writing by Dean Foods and WhiteWave.

Tax Matters Agreement

Allocation of Taxes

On October 25, 2012, Dean Foods and WhiteWave entered into a tax matters agreement. The tax matters agreement governs the respective rights, responsibilities, and obligations of Dean Foods and WhiteWave with respect to tax liabilities and benefits, tax attributes, tax contests, and other matters regarding income taxes, non-income taxes, and related tax returns.

In general, under the tax matters agreement:

•

Dean Foods will be responsible for any U.S. federal income taxes of the affiliated group for U.S. federal income tax purposes of which Dean Foods is the common parent. However, for tax periods, or portions thereof, beginning after the date of the tax matters agreement in which WhiteWave or one of its subsidiaries are included in such a group, WhiteWave will be responsible for its portion of such income tax liability (with certain technical adjustments) as if WhiteWave and its subsidiaries had filed a separate tax return that included only WhiteWave and its subsidiaries for that period.

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Dean Foods will be responsible for any U.S. state or local income taxes reportable on a consolidated, combined or unitary return that includes Dean Foods or one of its subsidiaries, on the one hand, and WhiteWave or one of its subsidiaries, on the other hand. For tax periods, or portions thereof, beginning after the date of the tax matters agreement in which WhiteWave or one of its subsidiaries are included in such a group, WhiteWave will be responsible for its portion of such income tax liability (with certain technical adjustments) as if WhiteWave and its subsidiaries had filed a separate tax return that included only WhiteWave and its subsidiaries for that period.

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Dean Foods will be responsible for any U.S. state or local income taxes reportable on returns that include only Dean Foods Entities, and WhiteWave will be responsible for any U.S. state or local income taxes filed on returns that include only WhiteWave and its subsidiaries.

•	Dean Foods will be responsible for any non-U.S. income taxes of Dean Foods Entities, and WhiteWave will be responsible for any foreign income taxes of WhiteWave and its subsidiaries.

•	Dean Foods and WhiteWave will each be responsible for any non-income taxes attributable to its respective businesses for all periods.

Dean Foods will be primarily responsible for preparing and filing any tax return with respect to the Dean Foods affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes Dean Foods or any of its subsidiaries (and WhiteWave or one of its subsidiaries). Under the tax matters agreement, WhiteWave generally will be responsible for preparing and filing any tax returns that include only WhiteWave and its subsidiaries.

WhiteWave generally will have exclusive authority to control tax contests with respect to tax returns that include only WhiteWave and its subsidiaries. Dean Foods generally will have exclusive authority to control tax contests related to any tax returns of the Dean Foods affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined, or unitary group for U.S. state or local income tax purposes that includes Dean Foods or any of its subsidiaries (and WhiteWave or one of its subsidiaries).

The tax matters agreement also assigns to WhiteWave certain responsibilities for administrative matters, such as requiring WhiteWave to retain records, cooperate, and share information with respect to taxes.

To the extent that there is an adjustment to any federal, state, or local taxes for any tax period in which WhiteWave or one of its subsidiaries is included in a consolidated, combined, or unitary group with Dean Foods, Dean Foods will pay WhiteWave (or WhiteWave will pay Dean Foods) an amount such that, after such payment is made, WhiteWave will have been responsible only for its portion of taxes for that period as if WhiteWave and its subsidiaries had filed a separate tax return that included only WhiteWave and its subsidiaries.

Although each member of a consolidated group is generally severally liable for the U.S. federal income tax liability of each other member of the consolidated group for any year in which it is a member of the group at any time during such year, Dean Foods has agreed to indemnify WhiteWave for any liability not discharged by any other member of the Dean Foods consolidated group for any taxable years during which WhiteWave or one of its subsidiaries was a member of the consolidated group.

Preservation of the Tax-free Status of the Spin-Off

Dean Foods and WhiteWave intend the contribution, spin-off, and any equity-for-debt exchange, taken together, to qualify as a reorganization pursuant to which no gain or loss is recognized by Dean Foods or its stockholders for U.S. federal income tax purposes under Sections 355, 361 and 368(a)(1)(D) and related provisions of the Code. Dean Foods is seeking a private letter ruling from the IRS to such effect. However, because there are certain legal issues in such reorganizations on which the IRS refuses to issue rulings, Dean Foods intends to supplement any private letter ruling it receives from the IRS with an opinion from its outside tax advisors on those issues. To obtain a private letter ruling and an opinion of counsel, WhiteWave is required to make certain representations regarding its company and its business, and Dean Foods is required to make certain representations regarding its company and its business. In the tax matters agreement, WhiteWave has agreed to cooperate with Dean Foods to obtain the private letter ruling and opinion of counsel.

WhiteWave has also agreed to certain restrictions that are intended to preserve the tax-free status of the contribution, spin-off, and any equity-for-debt exchange. WhiteWave may take certain actions otherwise prohibited by these covenants if (1) WhiteWave has received a private letter ruling from the IRS that the prohibited action will not affect the tax-free status of the spin-off, (2) WhiteWave has received an opinion from WhiteWave’s tax advisors acceptable to Dean Foods in its reasonable discretion, that the prohibited action will not affect the tax-free status of the spin-off or (3) Dean Foods has consented to WhiteWave taking the prohibited action. These covenants include restrictions on:

•	the issuance, sale, redemption, or repurchase of stock or other securities (including securities convertible into WhiteWave stock but excluding certain compensatory arrangements);

•	the sale of all or substantially all of the assets of WhiteWave or one of its subsidiaries;

•	the liquidation or merger of WhiteWave or one of its subsidiaries;

•	WhiteWave’s participation in any acquisition of WhiteWave stock that would result in any shareholder owning 5% or more of WhiteWave’s stock; and

•	the cessation, transfer, or disposition of WhiteWave’s active trade or business, as determined under Section 355 of the Code.

WhiteWave generally has agreed to indemnify Dean Foods and its affiliates against any and all taxes incurred by them relating to the contribution, the spin-off, and/or an equity-for-debt exchange failing to be tax free to the extent such taxes are caused by WhiteWave’s actions or acquisitions of WhiteWave stock or assets by any person other than Dean Foods or its affiliates. If WhiteWave were to become liable under this indemnity, it would result in a significant liability to WhiteWave as such taxes would likely be substantial. This indemnification will apply even if WhiteWave obtains a private letter ruling from the IRS or an opinion from WhiteWave’s tax advisors or if Dean Foods has permitted WhiteWave to take an action that would otherwise have been prohibited under the tax-related covenants as described above.

Registration Rights Agreement

On October 25, 2012, Dean Foods and WhiteWave entered into a registration rights agreement pursuant to which WhiteWave has granted Dean Foods registration rights with respect to shares of WhiteWave Class A common stock that may be issued upon conversion of shares of WhiteWave Class B common stock and Dean Foods may transfer these rights to any Dean Foods Entity, or in connection with an equity-for-debt exchange, a third-party lender.

Demand Registration Rights

The registration rights agreement provides that Dean Foods and its transferees will have the right to require WhiteWave to use its commercially reasonable efforts to effect an unlimited number of registrations of WhiteWave’s Class A common stock; however, WhiteWave will not be obligated to effect any registration unless it covers shares of Class A common stock with an aggregate fair market value of at least $75 million. Pursuant to the lock-up arrangements entered into in connection with the IPO, Dean Foods and its affiliates have agreed not to exercise their registration rights during the six months following the IPO without the prior written consent of J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.

WhiteWave will be required to pay the registration expenses in connection with each demand registration (other than any underwriting discounts and commissions; the fees, disbursements, and expenses of the selling stockholders’ counsel and accountants; and any NYSE listing fees). WhiteWave may decline to honor any of these demand registrations if it has effected a registration within the preceding 90 days. In addition, if WhiteWave’s general counsel determines, and its board confirms, that in the good faith judgment of WhiteWave’s general counsel, filing a registration statement would be significantly disadvantageous to WhiteWave (because of the existence of, or in anticipation of, any acquisition, divestiture, or financing activity, or the unavailability for reasons beyond WhiteWave’s reasonable control of any required financial statements, or any other event or condition of similar significance), WhiteWave is entitled to delay filing such registration statement until the earlier of 15 business days after the disadvantageous condition no longer exists or 75 days after WhiteWave makes such determination.

Piggyback Registration Rights

In addition to WhiteWave’s obligations with respect to demand registrations, if WhiteWave proposes to register any of its securities, other than a registration (1) on Form S-8 or Form S-4, (2) relating to equity securities in connection with employee benefit plans, or (3) in connection with an acquisition of or an investment in another entity by WhiteWave, WhiteWave will give each stockholder party to the registration rights agreement the right to participate in such registration. WhiteWave will be required to pay the registration expenses in connection with each of these registrations (other than any underwriting discounts and commissions and the fees, disbursements, and expenses of the selling stockholders’ counsel and accountants). If the managing underwriters in a piggyback registration advise WhiteWave that the number of securities offered to the public needs to be reduced, first priority for inclusion in the piggyback registration will be given to WhiteWave and then (1) for the first 18 months after the effectiveness of the IPO to WhiteWave, then pro rata to Dean Foods and certain of its permitted transferees, and then pro rata to the other piggybacking holders and (2) thereafter, to WhiteWave and then to all piggybacking holders on a pro rata basis.

Holdback Agreements

If any registration of WhiteWave’s Class A common stock is in connection with an underwritten public offering, each holder of unregistered Class A common stock party to the registration rights agreement, including Dean Foods, will agree not to effect any public sale or distribution of any Class A common stock during the seven days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

Employee Matters Agreement

On October 25, 2012, Dean Foods, WhiteWave and WWF Operating Company entered into an employee matters agreement that addresses the treatment of employees and former employees with respect to their participation in employee benefit plans that currently exist or that WhiteWave intends to establish in connection with the IPO, as well as certain human resources matters relating to employee programs and labor contracts. The primary purpose of the employee matters agreement is to address the issues that may arise with regard to the provision of benefits and certain compensation to the employees of WhiteWave and Dean Foods in connection with their separation into two stand-alone public companies.

The employee matters agreement addresses the employment and employee benefits of current, former, and retired employees whose principal services have been or, following the IPO, will be rendered to WhiteWave. The employee matters agreement applies to both those employees who are unionized or have works council representation and those who are non-unionized or have no such representation.

Pursuant to the terms of the employee matters agreement, employees of WhiteWave will generally continue to participate in the benefits programs of Dean Foods (other than Dean Foods’ long-term incentive compensation plans) to the same extent as they did prior to the completion of the IPO until the occurrence of a transaction, including a spin-off, or other event or occurrence pursuant to which WhiteWave ceases to be a majority-owned subsidiary of Dean Foods (a “Separation Transaction”). Following a Separation Transaction, WhiteWave will be responsible for the liabilities accrued under the Dean Foods Deferred Compensation Plan and SERP related to WhiteWave employees, including those employees transferred from employment with Dean Foods, and will receive from Dean Foods certain assets having a value that reflects an allocable share of the reserves established by Dean Foods in respect of the aggregate liabilities under such plans. Furthermore, to the extent that any of WhiteWave’s employees has an accrued benefit under any existing Dean Foods defined benefit pension plan that is not a multiemployer plan, the obligations in respect of such plan will remain at Dean Foods and will not be transferred to WhiteWave. However, for employees covered by collective bargaining agreements, WhiteWave will take all such actions, if any, as are required to comply with the terms and conditions of the applicable collective bargaining agreement. Dean Foods will not retain any liabilities associated with any multiemployer plan to which contributions are made under any collective bargaining agreement with respect to WhiteWave’s employees.

The employee matters agreement also provides that, in the event that any benefits should become payable to any of WhiteWave’s employees under the change in control agreements originally entered into with such employees by Dean Foods, regardless of whether upon a termination of employment following a change in control of WhiteWave or of Dean Foods, WhiteWave will be responsible for the payment of such benefits, except to the extent that such benefits relate to the vesting or acceleration of exercisability of awards related to the stock of Dean Foods.

The employee matters agreement also describes the general treatment of outstanding equity incentive awards of Dean Foods held by WhiteWave’s employees. No adjustment to any such awards was made in connection with the IPO. Effective simultaneously with, and subject to, completion of a Separation Transaction, the outstanding Dean Foods equity awards will be adjusted. In general, any such outstanding equity awards held by persons who are or will be WhiteWave’s employees or employees of one of its subsidiaries will be converted into equity awards with respect to WhiteWave’s Class A common stock on substantially equivalent terms. These converted equity awards will be granted under the terms of the WhiteWave’s 2012 Stock Incentive Plan. These adjustments will be made in a manner intended to preserve the value of the Dean Foods awards by taking into account the relative values of Dean Foods’ common stock immediately prior to a Separation Transaction and WhiteWave’s common stock following such Separation Transaction. Cash-based long-term incentive awards that are either related to Dean Foods performance or the recipient’s service solely through the end of 2012 will be payable in accordance with their terms. Cash-based long-term incentive awards that either would be inclusive of Dean Foods performance or subject to the recipient’s continued service after 2012 will be modified to be payable on a pro-rated basis, based on Dean Foods performance, if applicable, and the recipient’s service through the end of 2012. However, no payments will be made in respect of any such cancelled awards under the Dean Foods executive retention plan. Following the completion of the IPO, WhiteWave will be responsible for the portion of these awards related to service performed after the offering and any new long-term incentive opportunities made available to WhiteWave’s employees, which WhiteWave expects will relate to the performance of its stock and/or its business.

Similarly, short-term incentive awards payable to any WhiteWave employee for services in calendar year 2012 will be payable in accordance with their generally applicable terms.

Finally, the employee matters agreement establishes indemnification responsibilities and procedures pursuant to which WhiteWave will assume and indemnify Dean Foods against certain liabilities related to employees of its business.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on October 17, 2012 in a Current Report on Form 8-K filed by Dean Foods with the Securities and Exchange Commission (the “SEC’), on October 12, 2012, WhiteWave entered into a credit agreement relating to its senior secured credit facility in an aggregate principal amount of $850 million and its term loan facilities in an aggregate principal amount of $500 million. On October 31, 2012 in connection with the completion of the IPO, WhiteWave borrowed approximately $885 million under the senior secured credit facility. Substantially all of the net proceeds of this borrowing, together with approximately $282 million of the net proceeds from the IPO, were contributed to WWF Operating Company and used by WWF Operating Company to repay obligations under certain intercompany notes owed to Dean Foods. Dean Foods is not a guarantor of WhiteWave’s senior secured credit facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by Dean Foods with the SEC on August 7, 2012, effective upon the completion of the IPO on October 31, 2012, Mr. Gregg Tanner assumed the role of Dean Foods’ Chief Executive Officer. Mr. Gregg Engles remains the Chairman of Dean Foods’ Board of Directors and serves as the Chief Executive Officer and Chairman of the Board of Directors of WhiteWave. Information regarding Mr. Tanner’s experience is included in the Current Report on Form 8-K filed on August 7, 2012 and is incorporated herein by reference.

Item 8.01	Other Events.

Approximately $282 million of the net proceeds from the IPO together with substantially all of net proceeds of the approximately $885 million of borrowings under WhiteWave’s senior secured credit facilities were contributed to WWF Operating Company and used by WWF Operating Company to repay obligations under certain intercompany notes owed to Dean Foods. On October 31, 2012, Dean Foods used these amounts to repay amounts under its credit facilities, including repayment in full of the outstanding $480 million aggregate principal amount of its 2014 Tranche A term loan and the outstanding $675 million aggregate principal amount of its outstanding 2014 Tranche B term loan. In connection with such repayments, Dean Foods voluntarily reduced its 2014 revolver commitment under its credit facility to $1.0 billion, which represents a $275,000,000 reduction.

In addition, in connection with the IPO, WhiteWave and its subsidiaries were released as guarantors under Dean Foods’ senior secured credit facility and Dean Foods’ senior notes and were removed as participants in Dean Foods’ $600 million receivables-backed facility. On October 31, 2012, Dean Foods also novated certain of its interest rate swaps with a notional value of $650 million and a maturity date of March 31, 2017 to WhiteWave. WhiteWave will be responsible for all future cash settlements with the counterparties pursuant to the terms of such swaps.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel